Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Slam Corp. of our report dated February 14, 2024, relating to the consolidated financial statements of Lynk Global, Inc., appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Boston, Massachusetts

February 14, 2024